Exhibit 99.1

Sharon AI Announces Co-Founder & Chairman Mr. James Manning to

Become Chief Executive Officer

New York, USA – SharonAI Holdings Inc. and its subsidiaries (“Sharon AI”), a leading Australian Neocloud (SHAZ: OTC Markets, SHAZW: OTC Markets), announced Co-Founder and Chairman Mr. James Manning will become Chief Executive Officer of Sharon AI, effective January 23rd, 2026.

Mr. Manning has over 20 years’ experience across corporate finance, accounting, business, asset management and operations in both public & private companies. Over the last eight years, Mr. Manning has developed and monetized over 300MWs of high-performance compute infrastructure across the United States and Australia.

Mr. Manning has a Master of Business (Finance) and a Masters in Property Development from the University of Technology Sydney, as well as a Bachelor of Accounting from Australian Catholic University. He is a Fellow of the Institute of Company Directors (FAICD), and a Fellow of the Institute of Public Accountants (IPA).

Sharon AI Co-Founder and Chief Executive Officer, James Manning, said “As Co-Founder and now CEO of Sharon AI, I’m thrilled to lead the company into its next phase of growth. We’ve built a strong foundation — with additional capital, key strategic partnerships, and surging AI demand — we’re well positioned to deliver sovereign high-performance compute infrastructure at scale. I sincerely thank Wolf Schubert for his leadership over the past 18 months; his work has driven major milestones, and I’m pleased he’ll continue as Country Manager – USA to support our US development and Asia-Pacific hyperscale, AI lab and global enterprise sales opportunities.”

Sharon AI Country Manager - USA, Wolf Schubert, said “It has been a pleasure to work with the Sharon AI team over the previous 18 months, and with the recent sale of Sharon AI’s interest in Texas Critical Data Centers it was a logical time for me to assume the role of Country Manager – USA, a transition that enables James to step into the role of Chief Executive Officer. This leadership alignment allows the business to focus on its core Neocloud operations, delivering scalable, high-performance compute to research and enterprise customers throughout the Asia-Pacific region.

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Contacts

Sharon AI Media Enquiries:

Rosalyn Christian/Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

About SHARON AI

SharonAI Holdings Inc. (“SHARON AI”) and its subsidiaries, Australia’s leading Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU Compute Infrastructure. Our cloud GPU platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Forward Looking Statements:

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Examples of such forward-looking statements include but are not limited to express or implied statements regarding SHARON AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Use of proceeds;

●	Acceleration of the deployment of assets;

●	Acceleration of Sharon AI’s ability to engage with additional potential customers;

●	Expansion of Sharon AI’s data center footprint

●	The firming of Sharon AI’s ability to formally lease additional capacity; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Registration Statement on Form S-4 filed with the SEC on October 21, 2025, as amended. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and SHARON AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.